SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of event reported:    April 14, 1999


                          DANIELSON HOLDING CORPORATION
                         --------------------------------
                  (Exact Name of Registrant as Specified in Charter)


Delaware                            1-6732                   95-6021257
--------                            -------                  -----------
(State of Incorporation)            (Commission File         (IRS Employer
                                     Number)                 Identification No.)



767 Third Avenue,          New York, New York          10017
----------------------------------------------------------------
(Address of Principal Executive Offices)             (Zip Code)


Registrant's telephone number, including area code:  (212) 888-0347

Item 5.  Other Events

         Effective  April  14,  1999,   Danielson   Holding   Corporation   (the
"Registrant") entered into an agreement to sell to Samstock, L.L.C. ("Samstock"), an affiliate of Equity Group Investments, L.L.C. ("EGI"), a closely held investment firm controlled by Samuel Zell, (i) 2 million shares of the Registrant's common stock at $4.50 per share, and (ii) a common stock purchase warrant (the "Warrant") to purchase up to an additional 2 million shares of common stock, at $4.75 per share. The exercise price of the Warrant is subject to adjustment in the event that, among other things, payments and reserves for losses and loss adjustment expenses relating to the Registrant's insurance subsidiaries' run-off environmental liabilities exceed the reserves for such losses and loss adjustment expenses at December 31, 1998 by more than $5,000,000 and the Registrant has not obtained reinsurance for excess losses exceeding $10,000,000; provided that in no event can the exercise price of the Warrant be reduced to the lesser of $3.00 per share or the market price of the common stock at the time of the adjustment. The Warrant will be exercisable for four years, subject to a one year extension in the event that the exercise price would be subject to adjustment in accordance with the previous sentence on the expiration date.

         In connection with Samstock's investment in the Registrant, the Registrant has agreed to nominate Mr. Zell and an additional designee of Samstock to its Board of Directors, with Mr. Zell to become the non-executive Chairman of the Registrant. Martin J. Whitman will continue as the Registrant's Chief Executive Officer and Chief Investment Officer. As long as Samstock continues to directly or indirectly own at least 1,000,000 shares of the Registrant's common stock, (i) Samstock will have the right to continue to nominate two members (which may include Mr. Zell) of the Registrant's Board and
(ii) Mr. Whitman shall vote or cause to be voted the shares of common stock owned or controlled by him in favor of Samstock's designees. In addition, the Registrant agreed to form an acquisition committee of the Registrant's Board upon the closing of the transaction, with Mr. Whitman to serve as the Chairman. To make room for Samstock's nominees to the Board of Directors, Anthony Petrello and Timothy Collins have agreed to resign as Directors of the Registrant. Samstock has agreed that, so long as Mr. Whitman, an affiliate of the Registrant, directly or indirectly owns 500,000 shares of the Registrant's common stock, Samstock will vote the shares owned by it for the election of Mr. Whitman and one other designee of Mr. Whitman. The Registrant has also agreed to certain demand and piggyback registration rights with respect to the 2 million primary shares and the shares issuable upon exercise of the Warrant.

         The consummation of the transaction is subject to, among other things, approvals by insurance regulators of the transaction and the approval by the Registrant's shareholders of an amendment to the Registrant's certificate of incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 55,000,000 and eliminating cumulative voting for Directors. It is anticipated that a meeting of shareholders to approve the amendment will be held in July. Mr. Whitman has agreed to vote or to use his best efforts to cause to be voted all of the shares owned or controlled by him in favor of the amendments to the certificate of incorporation.

         The Registrant has agreed to pay Samstock's expenses, up to a maximum of $250,000, in the event that it is unable to obtain the requisite shareholder approvals. In addition, the Registrant has agreed that, in the event it materially breaches the agreement, it will pay Samstock a termination fee of $1 million and reimburse Samstock for its expenses in connection with the transaction, up to a maximum of $250,000, and Samstock has agreed that, in the event that it materially and intentionally breaches the Agreement, it will pay the Registrant a termination fee of $1 million and reimburse the Registrant for its expenses in connection with the transaction.

         Until the consummation of the transaction with Samstock or the termination of the Agreement, the Registrant has agreed not to solicit or discuss any competing transactions.

         The Registrant has also entered into an agreement with EGI pursuant to which EGI has agreed to provide, at the request of the Registrant, certain investment banking services to the Registrant in connection with potential transactions. In the event that any transaction is consummated for which the Registrant's Board of Directors determines that EGI provided material services, the Registrant will pay to EGI a fee in the amount of 1% of the consideration paid by the Registrant in connection with such transaction.

         In connection with entering into the agreement with Samstock, the Registrant has entered into two-year employment agreements with each of David M. Barse and Michael T. Carney, its current President and Chief Financial Officer, respectively. The employment agreements essentially confirm the current employment arrangements with those executive officers.


Item 7.  Financial Statements and Exhibits

A.       Exhibits

         The following exhibit is filed as part of this report.

99.1     Press Release dated April 15, 1999.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


April 21, 1999                      DANIELSON HOLDING CORPORATION





                                            By:/s/ David M. Barse
                                                   David M. Barse
                                                   President

                                  EXHIBIT INDEX

EXHIBIT                                                       PAGE
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NUMBER                              DOCUMENT                  NUMBER
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99.1                                Press Release dated         6
                                    April 15, 1999

                                                                 EXHIBIT 99.1

                                                        FOR IMMEDIATE RELEASE
                                                        ---------------------

                                                     Contact:  David M. Barse
                                          President & Chief Operating Officer
                                                                 212/888-0347



              DANIELSON HOLDING CORPORATION ANNOUNCES AGREEMENT TO
              ----------------------------------------------------
              SELL SHARES TO SAM ZELL AFFILIATE
              ---------------------------------



New York City - April 15, 1999

                  Danielson Holding Corporation (DHC-AMEX) announced today that it had entered into a definitive agreement to sell to an affiliate of Equity Group Investments, L.L.C. ("EGI"), a closely held investment firm controlled by Sam Zell, 2 million shares of its Common Stock at $4.50 per share and issue a warrant to purchase an additional 2 million shares, which is exercisable at $4.75 per share, subject to adjustment.

                  Pursuant to the terms of the agreement, Danielson has agreed to nominate Mr. Zell and an additional EGI designee to the Danielson Board of Directors. In addition, it was announced that an acquisition committee of the Board would be created with Martin J. Whitman as the Chairman of the committee. To make room for EGI's nominees to the Board of Directors, Anthony Petrello and Timothy Collins have agreed to resign as Directors. The transaction was unanimously approved by the current Directors of Danielson.

                  The consummation of the transaction is subject to, among other things, approvals by insurance regulators of the transaction, the approval by Danielson's shareholders of an amendment to Danielson's certificate of incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 55,000,000 and eliminating cumulative voting for directors. It is presently anticipated that a meeting of shareholders to approve the amendment will be held in July.

                  EGI, which was founded more than 25 years ago, seeks opportunities in growing businesses across many business sectors. It has a wide range of holdings in industries ranging from radio stations and restaurants to cruise lines and data networking products. EGI's diverse corporate holdings include businesses that generate more than $10 billion in annual revenues.
EGI is also one of the world's largest real estate operators.

                  "EGI's infrastructure and contacts will bring an enormous benefit to Danielson and we believe that together we can consummate a suitable transaction for Danielson in short order that is in the best interest of shareholders", said Martin J. Whitman, Chief Executive Officer.

                  Like all holders of 5% or more of Danielson's common stock, the EGI affiliate will be subject to Danielson's charter restrictions, which limits transfers by 5% shareholders and prohibits parties from acquiring 5% of Danielson's common stock without its consent.

                  Danielson Holding Corporation is an American Stock Exchange listed company, engaging in financial services.
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